SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2008

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

In connection with the negotiations between Tekni-Plex, Inc. (the “Company”) and certain holders of the Company’s 12.75% Senior Subordinated Notes Due 2010 (the “Subordinated Notes Holders”) relating to the restructuring transaction as reported in the Company’s Form 8-K filed on April 14, 2008, the Company provided the Subordinated Notes Holders with certain non-public financial information under confidentiality agreements by and between the Company and such Subordinated Notes Holders. The confidentiality agreements require that the Company disclose certain of such non-public information provided to them. As a result, the Company has included such information in Exhibit 99.1 hereto.

The information provided by the Company included projections of the Company’s operations and financial conditions from fiscal year 2008 through fiscal year 2012. The Company does not, as a matter of course, publicly disclose projections. The projections were not prepared with a view to public disclosure and are included in this Current Report on Form 8-K only because such information was made available to the Subordinated Notes Holders pursuant to the confidentiality agreements, which obligate the Company to disclose the information upon request by the Subordinated Notes Holders. Accordingly, the Company does not intend, and disclaim any obligation to (a) furnish updated projections, (b) include such updated information in any documents which the Company may file with the Securities and Exchange Commission (the “Commission”) or (c) otherwise make such updated information publicly available.

The projections are based on a variety of estimates and assumptions which may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies (including those set forth in the Company’s filings with the Commission), many of which are beyond the Company’s control. In particular, the projections included in Exhibit 99.1 are based on the following key assumptions:

(i) the Company’s ability to maintain sufficient working capital to self-fund operations or access financing sources to fund any deficiencies, including the Company’s ability to complete the proposed restructuring transaction and gain consent from its lenders to increase the size of the Company’s revolving credit facility, the existence of stable foreign exchange and capital markets, and the continuing support of trade creditors and the ability to obtain enhanced trade credit support;

(ii) current and projected market conditions in each of the Company’s respective markets, including assumptions regarding a stable raw material market and the Company’s ability to pass along any increases in raw material costs to its customers if increases occur;

(iii) an estimate of the Company’s ability to maintain and grow its existing product lines and customer relationships in fiscal year 2008 and beyond, including being able to continue to experience growth in its packaging segment consistent with past performance, the ability to attain enhanced growth through introducing new products in both packaging and tubing segments, and the availability of funding key growth capital investment for new equipment in order to enter into new markets and meet anticipated customer growth; and

(iv) cost savings opportunities at its manufacturing operations, including the ability to rationalize and exit certain low margin products, the ability to optimize its manufacturing footprint through rationalizing excess capacity in certain of its operations, and the ability to implement numerous cost savings related to manufacturing and purchasing efficiencies.

Some of these assumptions may not materialize, and events and circumstances occurring subsequent to the date on which these projections were prepared may be different from those assumed or may be unanticipated, and thus may affect financial and operating results in a material manner. In addition, the projections do not contemplate outcomes where the Company is unable to complete the proposed restructuring transaction and pursues alternative options such as a prolonged Chapter 11 filing or a partial or full break-up and sale of its various businesses. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different from those set forth in Exhibit 99.1 hereto.

The projections were not prepared with a view to compliance with the published guidelines of the Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Moreover, the Company’s accountants have not examined or applied any procedures to the projections in accordance with standards established by the American Institute of Certified Public Accountants and express no opinion or assurance on their reasonableness, accuracy or achievability.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.      Description
-----------         ------------------

99.1                Portions of documents delivered to Subordinated Notes Holders under confidentiality agreements.

______________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	April 23, 2008	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer